Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-126602) on Form S-8 of Community Bancorp of our report dated January 31, 2006 relating to our audits of the financial statements of Valley Bancorp as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, which are incorporated by reference in this 8-K of Community Bancorp.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada

October 13, 2006